Exhibit 99.1

LabStyle Innovations Corp.

9 Halamish Street

Caesarea Industrial Park

38900, Israel

May 14, 2014

To the Stockholders of LabStyle Innovations Corp.:

LabStyle Innovations Corp. (the “Company”) is pleased to send you the enclosed notice of the 2014 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 11:00 a.m. on Tuesday, June 10, 2014, at the law offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

The items of business for the Meeting are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the attached Proxy Statement. Please review in detail each of the Notice of Annual Meeting of Stockholders and the Proxy Statement, which are first being mailed to stockholders of the Company on or about May 14, 2014. Also enclosed for your review is the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2013.

The Notice of Annual Meeting of Stockholders and Proxy Statement are also available on the Company’s website at http://mydario.investorroom.com/ and on the Securities and Exchange Commission’s website at www.sec.gov. Copies of the Notice of Annual Meeting of Stockholders and Proxy Statement may also be obtained without charge by writing to Gadi Levin, Chief Financial Officer, LabStyle Innovations Corp., 9 Halamish Street, Caesarea Industrial Park, 38900, Israel.

Your vote is very important to us and to our stockholders—please date, sign and return your proxy card in the enclosed envelope or vote online as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

Sincerely yours,

/s/ Erez Raphael
Erez Raphael
President and Chief Executive Officer
LabStyle Innovations Corp.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE OR VOTE ONLINE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

THE PROXY STATEMENT, OUR FORM OF PROXY CARD, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2013, JUNE 30, 2013 AND SEPTEMBER 30, 2013, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 ARE AVAILABLE ON THE INTERNET AT: http://mydario.investorroom.com/SECFilings OR AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

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LabStyle Innovations Corp.

9 Halamish Street

Caesarea Industrial Park

38900, Israel

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2014

The 2014 Annual Meeting of Stockholders (the “Meeting”) of LabStyle Innovations Corp. (the “Company”) will be held at 11:00 a.m. on Tuesday, June 10, 2014, at the law offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, for the following purposes:

1.	To elect Oren Fuerst, PhD., Erez Raphael, Dr. David Weintraub, Malcolm Hoenlein, Dennis M. McGrath and Prof. Steven A. Kaplan as directors (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment by the Audit Committee of the Board of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To consider and vote upon an amendment (the “IA Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share (the “Common Stock”) from 45,000,000 to 80,000,000 (the “IA Proposal”);

4.	To consider and vote upon an amendment (the “RS Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of between one-for-two and one-for-five with such ratio to be determined at the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”);

5.	To consider and vote upon an amendment to the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares authorized for issuance under the Plan by 2,500,000 shares from 5,000,000 to 7,500,000 (the “Incentive Plan Proposal”); and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board unanimously recommends a vote “FOR” the approval of each of the proposals to be submitted at the Meeting.

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Stockholders of record of our Common Stock at the close of business on May 7, 2014 (the “Record Date”) will be entitled to notice of, and are cordially invited to, attend this Meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly or vote online as described herein. Even if you have previously submitted a proxy card, you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Meeting.

If you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com. If you are a registered stockholder, you may cast your vote by visiting www.vstocktransfer.com/proxy. You may also have access to the materials for the Meeting by visiting the website: http://mydario.com/.

Each share of Common Stock entitles the holder thereof to one vote. A complete list of stockholders of record entitled to vote at this Meeting will be available for ten days before this Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to this Meeting.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the enclosed proxy statement are first being mailed to stockholders on or about May 14, 2014.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Gadi Levin
Gadi Levin
Secretary, Treasurer and Chief Financial Officer
Caesarea, Israel

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

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ANNEX A	IA Amendment
ANNEX B	RS Amendment
ANNEX C	Plan Amendment

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PROXY STATEMENT

LABSTYLE INNOVATIONS CORP.

ANNUAL MEETING OF STOCKHOLDERS

to be held at 11:00 a.m. on June 10, 2014

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board would like you, as a stockholder, to vote at our 2014 Annual Meeting of the Stockholders, which will take place at 11:00 a.m. on Tuesday, June 10, 2014, at the law offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about May 14, 2014, to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to Labstyle Innovations Corp. as the “Company”, “we”, “us” or “our” or similar terminology.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock, par value $.0001 per share (“Common Stock”), on May 7, 2014 (the “Record Date”) may attend and vote at the Meeting. There were 22,966,389 shares of Common Stock outstanding on the Record Date. All shares of Common Stock have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 40 of this Proxy Statement.

What is the proxy card?

The proxy card enables you to appoint Erez Raphael, our President and Chief Executive Officer, and/or Gadi Levin, our Secretary, Treasurer and Chief Financial Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote:

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1.          To elect Oren Fuerst, PhD., Erez Raphael, Dr. David Weintraub, Malcolm Hoenlein, Dennis M. McGrath and Prof. Steven A. Kaplan as directors (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.          To ratify the appointment by the Audit Committee of the Board of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.          To consider and vote upon an amendment (the “IA Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 45,000,000 to 80,000,000 (the “IA Proposal”);

4.          To consider and vote upon an amendment (the “RS Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of between one-for-two and one-for-five with such ratio to be determined at the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”);

5.          To consider and vote upon an amendment to the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares authorized for issuance under the Plan by 2,500,000 shares from 5,000,000 to 7,500,000 (the “Incentive Plan Proposal”).

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

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Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1)         You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and
•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for each of the Director Nominees to serve on the Board;
•	to ratify the appointment of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;
•	for the IA Proposal;
•	for the Reverse Split Proposal;
•	for the Incentive Plan Proposal; and
•	according to the best judgment of either Mr. Raphael or Mr. Levin if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)         You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3)         You may vote online. You may also have access to the materials for the Meeting by visiting the website: http://mydario.com/. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

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What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to Gadi Levin, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

How many votes are required to elect the Director Nominees as directors of the Company?

The election of each nominee for director requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2014.

How many votes are required to increase the number of authorized shares of Common Stock?

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting, voting as one class, is required for approval of the IA Proposal.

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How many votes are required to approve the Reverse Split Proposal?

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting, voting as one class, is required for approval of the Reverse Split Proposal.

How many votes are required to approve the Incentive Plan Proposal?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact our Secretary, Treasurer and Chief Financial Officer, Gadi Levin, at +(972)-(4) 770 4054 or by sending a letter to Mr. Levin at offices of the Company at 9 Halamish St., Caesarea Industrial Park 38900, Israel with any questions about proposals described in this Proxy Statement or how to execute your vote.

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THE ANNUAL MEETING

General

This Proxy Statement is being furnished to you, as a stockholder of LabStyle Innovations Corp., as part of the solicitation of proxies by our Board for use at the Meeting to be held on June 10, 2014, and any adjournment or postponement thereof. This Proxy Statement is first being furnished to stockholders on or about May 14, 2014. This Proxy Statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Meeting.

Date, Time, Place of Meeting

The Meeting will be held on at 11:00 a.m. on June 10, 2014, at the law offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or such other date, time and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, the Company will ask stockholders to consider and vote upon the following proposals:

1.          To elect the Director Nominees to serve on the Board for a one-year term that expires at the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.          To ratify the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.          To consider and vote upon an amendment the IA Amendment to increase the number of authorized shares of our Common Stock from 45,000,000 to 80,000,000 million;

4.          To consider and vote upon an amendment the RS Amendment to effect a reverse stock split of our Common Stock at a ratio of between one-for-two and one-for-five with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion;

5.          To consider and vote upon an amendment to our Plan to increase the number of shares authorized for issuance under the Plan by 2,500,000 shares from 5,000,000 to 7,500,000; and

6.          To transact such other business as may properly come before the Meeting or any adjournment thereof.

Recommendations of the Board

After careful consideration of each nominee for director, the Board has unanimously determined to recommend that stockholders vote (i) “FOR” each of the Director Nominees, (ii) “FOR” the ratification of the Auditor to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; (iii) “FOR” the IA Proposal; (iv) “FOR” the Reverse Split Proposal; and (v) “FOR” the Incentive Plan Proposal.

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Record Date and Voting Power

Our Board fixed the close of business on May 7, 2014, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at this Meeting. As of the Record Date, there were 22,966,389 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote. Accordingly, a total of 22,966,389 votes may be cast at this Meeting.

Quorum and Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the meeting if a majority of the Common Stock outstanding and entitled to vote at the Meeting is represented in person or by proxy. Abstentions will count as present for purposes of establishing a quorum.

The election of each of the Director Nominees requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors.

The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2014. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors.

The IA Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class for approval of the IA Proposal. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the IA Proposal.

The Reverse Split Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class for approval of the Reverse Split Proposal. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the Reverse Split Proposal.

The Incentive Plan Proposal requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the Incentive Plan Proposal.

Voting

Each share of Common Stock that you own in your name entitles you to one vote, in each case, on the applicable proposals. Your one or more proxy cards show the number of shares of Common Stock that you own. There are two ways to vote you shares:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

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•	You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder.

•	You can attend the Meeting and vote in person if you are a holder of record. You will be given a ballot when you arrive.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of proxies

Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Who Can Answer Your Questions About Voting Your Shares

You can contact Gadi Levin at +(972)-(4) 770 4054 or by sending a letter to Mr. Levin at offices of the Company at 9 Halamish St., Caesarea Industrial Park 38900, Israel with any questions about proposals described in this Proxy Statement or how to execute your vote.

Principal Offices

The principal executive offices of the Company are located at 9 Halamish Street Caesarea Industrial Park 38900, Israel. The Company’s telephone number at such address is 972-4-770-4054.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

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PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board has nominated the Director Nominees, each of whom currently serves as a director, to stand for election at the Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until the 2015 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier resignation or removal. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.

We have been advised by each of the Director Nominees that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating and Corporate Governance Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Nominee and Executive Officer Information

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date and positions held:

Name	Age	Position(s)
Erez Raphael	40	Chief Executive Officer, President and Director
Gadi Levin	41	Chief Financial Officer, Treasurer and Secretary
Oren Fuerst, Ph.D.	45	Chairman of the Board
Dr. David Weintraub	62	Director
Malcolm Hoenlein	69	Director
Dennis M. McGrath	57	Director
Prof. Steven A. Kaplan	56	Director

Erez Raphael has served as our President and Chief Executive Officer since August 9, 2013 and as a director of our Company since December 2013.  He previously and since October 2012 served as our Vice President of Research and Development.  Mr. Raphael has over 17 years of industry experience, having been responsible in his career for product delivery, technology and business development.  Prior to joining our company, from 2010 to 2012, Mr. Raphael served as Head of Business Operations Nokia Siemens Networks, where he was responsible for establishing and implementing a new portfolio business unit directed towards marketing and sales of complimentary products.  Prior to that, from 1998 to 2010, he held increasingly senior positions at Amdocs Limited (NYSE:DOX) where he was ultimately responsible for advising the Chief Technology Officer and implementing matters of overall business strategy. Mr. Raphael holds a BA in economics and business management from Haifa University.

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Oren Fuerst, Ph.D. is our Chairman of the Board and a co-founder of our Company.  Until December 31, 2013, Dr. Fuerst served as our Executive Chairman and until August 2013, he served as our Chief Executive Officer.   Dr. Fuerst is a serial entrepreneur, investor and advisor of technologies commercialized by numerous medical companies.  He presently serves as the Managing Director and Chairman of Strategic Models, a New York-based investment, strategy and ideas group nurturing boutique, which he founded in 1999, of Geb Invest Group and of Fuerst Technologies.  Strategic Models is one of the founding stakeholders of LabStyle.  In 2009, Dr. Fuerst co-founded and became Chairman of Circ MedTech, a developer of PrePex, an HIV prevention medical device.  In 2011, Dr. Fuerst co-founded and became Chairman of Hiterpia, a development stage company developing a dietary supplement for enhanced brain function, Medivizor, a health informatics service, and Eco-Fusion, platform for enhanced quality of life, combining mobile and cloud based software and wearable sensors for healthy individuals and people in rehabilitation.   In 2007, he co-founded and became Chairman of Tevel Angels and later Tevel Global, a network of investors with a focus on investing in early-stage Israeli-related technology companies, including numerous medical devices and software companies. From 1999 to 2003, he was the initiator and later co-Director of the Technology Valuation Executive Program at Columbia Business School, and from 1997 to 2000, he served as a faculty member at Yale University School of Management and Yale International Center for Finance, focusing on International and Technology Valuation and Management.  Dr. Fuerst is also involved in numerous not for profit organizations, mostly related to healthcare in disadvantaged communities.  We believe Dr. Fuerst is qualified to serve on our Board due to his status as one of our founders and a co-inventor of our core technology and also because of his extensive experience in innovation, finance and product development with life sciences companies.  Dr. Fuerst holds an M.Phil. and Ph.D. from Columbia Business School with a dissertation topic of the linkages of game theory, valuation and corporate stock exchange listing.  He holds a dual bachelor’s degree from Tel Aviv University (Dual Magna Cum Laude) in Accounting and Economics.

Dr. David Weintraub is a founding director of our Company.  Dr. Weintraub has more than 25 years of experience in medical technologies, including the founding of numerous companies, including Versamed (acquired by GE Healthcare in 2008 for over $40 million), a developer of a novel line of respirators.  Dr. Weintraub founded the first Women Health Center in Israel in 1987 and practices obstetrics and gynecology in his private clinic.  Dr. Weintraub has also served as the Medical Director of the Ramat Aviv Medical Center in Tel Aviv since 2003.  As part of his medical device experience, from 2004 to 2005, he was the Medical Director of UltraShape Ltd., a medical device company, and from 2006 to 2009, he was the co-founder and Medical Director of medical device maker Anima.  He also managed and maintained his own private clinic from 2006 to 2009.  We believe Dr. Weintraub is qualified to serve on our Board due to his status as one of our founders and also because of his extensive experience with medical technologies.  He graduated from the Sackler School of Medicine, Tel Aviv University in 1980.

Malcolm Hoenlein has been a director of our Company since August 31, 2011.  Since 1986, Mr. Hoenlein has served as Chief Executive Officer and Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 52 national American Jewish organizations.  Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York.  Prior to that, he was the founding Executive Director of the Greater New York Conference on Soviet Jewry.  A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute.  In addition, he served on the editorial staff of ORBIS, the Journal of International Affairs.  He serves as a director of several companies, including Bank Leumi USA, PureSafe Water Systems, Inc. (OTCQB:PSWS), Powermat USA, O.D.F. Optronics Ltd. and WellSense Technologies.  We believe Mr. Hoenlein is qualified to serve on our Board because of his extensive experience serving on the boards of public and private companies.  Mr. Hoenlein has a B.A. in Political Science from Temple University and a Masters Degree in International Relations from the University of Pennsylvania, as well as an honorary Doctorate of Laws from Touro College and an honorary Doctorate of Humane Letters from Yeshiva University.

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Dennis M. McGrath has been a director of our Company since November 12, 2013.  Mr. McGrath is the President and Chief Financial Officer, and a member of the Board of Directors, of PhotoMedex, Inc. (NasdaqGS: PHMD), a global medical device and specialty pharmaceutical company. Upon completion of the PhotoMedex’s 2011 merger with Radiancy, Inc., Mr. McGrath reassumed his role of Chief Financial Officer in addition to President and board director of PhotoMedex, to which he was appointed in July 2009. Mr. McGrath was the Chief Executive Officer of PhotoMedex from July 2009 through December 2011, the date of the merger. He had previously served as Chief Financial Officer and vice president, finance and administration of PhotoMedex from January 2000 through June 2009. He has held several senior-level positions in prior endeavors of public companies, including, from February 1999 to January 2000, serving as the Chief Operating Officer of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath served as Chief Financial Officer of Think New Ideas, Inc., a company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, he was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. Prior to that, from September 1996 to February 1999, Mr. McGrath was Chief Financial Officer and executive vice-president of operations of TriSpan, Inc., an internet commerce solutions and technology consulting company that was acquired by AnswerThink Consulting Group, Inc. in 1999. Mr. McGrath is currently a director of Noninvasive Medical Technologies, Inc. and serves on the Board of Advisors of Taylor University. Mr. McGrath began his career at the accounting firm Arthur Andersen in Philadelphia, PA. Upon graduating maxima cum laude with a B.S. in accounting from LaSalle University in 1979 he became a certified public accountant in 1981.

Prof. Steven A. Kaplan. M.D. has been a director of our Company since May 2, 2014.  Prof. Kaplan is a world-renowned urologist and researcher, and co-founded numerous technology initiatives, including MediData Solutions (NASDAQ: MDSO), the largest clinical trials data management company.  Since 2011, Prof. Kaplan has served as the E. Darracott Vaughan Professor of Urology and Chief of the Institute of Bladder and Prostate Health at Weill Cornell Medical College, and Director of the Iris Cantor Men's Health Center at New York Presbyterian Hospital.  Prof. Kaplan was the Given Foundation Professor of Urology, as well as Vice Chairman of the Department of Urology at Columbia University from 1998 to 2005.  He also served as Administrator and Chief Financial Officer of that department.  He has published more than 850 articles and 140 abstracts, and has made over 275 presentations in more than 35 countries. Dr. Kaplan is a member of more than 30 professional organizations and holds several leadership positions at both The New York Presbyterian Hospital and the American Urologic Association.  He has been awarded five NIH (National Institutes of Health) grants. He was awarded the John K. Lattimer Award for Lifetime Achievement in Urology by the National Kidney Foundation.  Prof. Kaplan received a BS in biochemistry from CUNY - Brooklyn College in 1978 and graduated from Mount Sinai School of Medicine in 1982.

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Gadi Levin has served as our Chief Financial Officer, Treasurer and Secretary since November 26, 2013.  Prior to his employment with our company, Mr. Levin served as Chief Financial Officer and Secretary of Adira Energy Ltd., an oil and gas company focused in the Eastern Mediterranean (OTCQB:ADENF, TSX.V:ADL).  He continues to perform services for Adira Energy on a part-time basis.  Mr. Levin was appointed Secretary of Adira Energy in July 2010 and was appointed Chief Financial Officer in January 2011.  Prior to these appointments, Mr. Levin served as Chief Financial Officer of Adira Energy’s Israeli subsidiaries.  Mr. Levin previously served as the Vice President of Finance and Chief Financial Officer for KCPS & Company, a real estate investment fund, from January 2010 to June 2010. Prior to KCPS & Company, Mr. Levin served as the Vice President of Finance and Chief Financial Officer for Profimex, a public equity, fixed income and alternative investment company, from July 2008 to December 2009. Mr. Levin began his career at the accounting firm Arthur Andersen, where he worked in the Cape Town, London and Tel Aviv offices for nine years. He has a Bachelor of Commerce degree in Accounting and Information Systems from the University of the Cape Town, South Africa, and a post graduate diploma in Accounting from the University of South Africa. He received his Chartered Accountant designation in South Africa and has an MBA from Bar Ilan University in Israel.

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

Except as set forth herein, none of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws. Additionally, none of our directors or executive officers have been involved in any material proceedings to which such director or executive officer was a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Required Vote

Approval of each Director Nominee requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at this Meeting and entitled to vote in the election.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Corporate Governance

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly.  Based on this review, our board has determined that Dr. Weintraub and Messrs. Hoenlein and McGrath are “independent directors” as defined in the rules of NASDAQ OMX Group, Inc. corporate governance requirements and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended.

Meetings of the Board

Our Board met in person and telephonically 13 times during the fiscal year ended December 31, 2013 and also acted by unanimous written consent on 10 occasions. Each member of our than current Board was present at 13 (100%) percent or more of the board of directors meetings held.

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Board Committees

Our Board has established three standing committees: an Audit, Compensation, a Compensation Committee and a Nomination and Corporate Governance Committee.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. In addition, our Board adopted a written charter for the Audit Committee which is available, free of charge, from the Company by writing to the Secretary at LabStyle Innovations Corp., 9 Halamish Street, Caesarea Industrial Park, 38900, Israel, calling +(972)-(4) 770 4054 or visiting our website at http:// http://mydario.investorroom.com/CorporateGovernance.

Our Audit Committee is comprised of Malcolm Hoenlein and Dennis M. McGrath, each of whom is an independent director.  Our former director, Prof. Nahum D. Melumad served as Chairman of the Audit Committee until his death on January 15, 2014.  Mr. McGrath is acting as Chairman of the Audit Committee on an interim basis until a new Audit Committee Chairman is identified.  Mr. McGrath is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements.  For this purpose, the Audit Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engage such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

•	monitors the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board; and

•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board, including compliance with requirements of the Sarbanes-Oxley Act of 2002, and make recommendations to the Board regarding corporate governance issues and policy decisions.

The Audit Committee met telephonically on 2 occasions during the fiscal year ended December 31, 2013 and also acted by unanimous written consent on 3 occasions. Each of the members of the Audit Committee attended 100% of the meetings held by the Audit Committee during the time each director served as a member of the committee.

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The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Compensation Committee

Our Compensation Committee is comprised of Malcolm Hoenlein and David Weintraub, with Mr. Hoenlein serving as Chairman. The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists the Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a written charter which is available, free of charge, from the Company by writing to the Secretary at LabStyle Innovations Corp., 9 Halamish Street, Caesarea Industrial Park, 38900, Israel, calling +(972)-(4) 770 4054 or visiting our website at http:// http://mydario.investorroom.com/CorporateGovernance.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

The Compensation Committee met telephonically one time during the fiscal year ended December 31, 2013 and also acted by unanimous written consent on 3 occasions. Each of the members of the Compensation Committee attended 100% of the meetings held during the time each director served as a member of the committee.

Nomination and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was formed in August 2013 and is currently comprised of Mr. Hoenlein.  No Chairman has been appointed, but one will be chosen by its members.  The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our company.

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nomination and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

The Nomination and Corporate Governance Committee did not formally meet during the fiscal year ended December 31, 2013.

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Each of the nominees for election at this Meeting was recommended to the Board by the Nominating and Corporate Governance Committee.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role — Dr. Oren Fuerst is our Chairman of the Board and Mr. Erez Raphael is our President and Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board deems to be in the long term interest of stockholders in light of prevailing circumstances. Dr. Fuerst has served as our Chairman since January 28, 2013. Mr. Raphael has served as our Chief Executive Officer since August 2013. This arrangement has allowed our Chairman to lead the Board, while our Chief Executive Officer has focused primarily on managing the daily operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its employees and operations. In addition, through the Audit, Compensation, Nomination and Corporate Governance Committees, our independent directors who are members thereof provide strong independent leadership for each of those committees.

Code of Ethics

On March 5, 2013, our Board adopted a Code of Business Conduct and Ethics and Insider Trading Policy, both of which are available on our internet website at http://mydario.investorroom.com/CorporateGovernance.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: LabStyle Innovations Corp., at 9 Halamish St., Caesarea Industrial Park 38900, Israel, Attention: Gadi Levin. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance.

Since our common stock is not registered under Section 12 of the Exchange Act, our directors and executive officers and persons who beneficially own more than 10% of our common stock are not required to file with the SEC various reports as to their ownership of and activities relating to our common stock.

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Executive Compensation

The following table summarizes compensation of our named executive officers, as of December 31, 2013.

								Non-equity
						Option		incentive	Non-qualified	All Other
Name and		Salary		Bonus	Stock	Awards		plan	incentive plan	Compensation
Principal Position	Year	($)*		($)	Awards	($)		compensation	compensation	($)		Total ($)
Erez Raphael (President and Chief Executive Officer)**	2013	$66,464	(1)	—	—	$ 293,200	(2)	—	—	$ 35,298	(3)	$394,962
	2013	$60,925	(4)	—	—	$ 453,000	(5)	—	—	$ 27,565	(6)	$541,490
	2012	—		—	—	—		—	—	—		—
Gadi Levin (Chief Financial Officer, Treasurer and Secretary)***	2013	$10,985	(7)	—	—	—		—	—	$ 3,100	(8)	$14,085
	2012	—		—	—	—		—	—	—		$—
Oren Fuerst (Chairman of the Board)****	2013	$253,887	(9)	$ 48,000 (10)	—	$ 564,822	(11)	—	—	$ 54,883	(12)	$921,592
	2012	$217,422		$96,000	—	$183,622		—	—	$23,434		$520,478
Shilo Ben Zeev (former President and Chief Operating Officer)*****	2013	$ 85,295	(13)	—	—	$ 409,170	(14)	—	—	$ 38,509	(15)	$532,974
	2012	$121,387		—	—	$292,000		—	—	$41,545		$454,931
Mordechi (Motty) Hershkowitz (former Chief Financial Officer, Treasurer and Secretary)******	2013	$ 99,655	(16)	—	—	$ 145,723	(17)	—	—	$ 38,869	(18)	$284,248
	2012	$55,224		—	—	$36,400		—	—	$22,781		$114,404

*	Certain compensation paid by the company is denominated in New Israeli Shekel (“NIS”). Such compensation is calculated for purposes of this table based on the annual average currency exchange.
**	Since August 2013, Mr. Raphael has served as President and Chief Executive Officer of our company. During 2012, Mr. Raphael was not considered to be an executive officers.
***	Since November 2013, Mr. Levin has served as Chief Financial Officer, Treasurer and Secretary of our company.
****	From November 2011 to August 2013, Dr. Fuerst served as our Chairman and Chief Executive Officer. From August 2013 December 31, 2013 Dr Fuerst served as our Executive Chairman. Beginning in January 2014, Dr. Fuerst serves as Chairman of the Board of our company.
*****	From August 2011 until August 2013, Mr. Ben Zeev served as our President and Chief Operating Officer. From August 2013 until February 2014, Mr. Ben Zeev served as management consultant of our company. Compensation hereof includes the period for which he served as our President and Chief Operating Officer.
******	Mr. Hershkowitz served as our Chief Financial Officer, Treasurer and Secretary from March 2012 until November 2013. From November 2013 until February 2014, Mr. Hershkowitz continued to serve as a financial consultant of our company. Compensation hereof includes the period for which he served as our Chief Financial Officer, Treasurer and Secretary.

(1)	In accordance with his second amendment to the employment agreement with our company effective August 11, 2013, Mr. Raphael is entitled to a monthly salary of NIS44,000 (see further details in “Employment Agreements” below).

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(2)	Mr. Raphael, upon his nomination as the President and Chief Executive Officer of our company, was granted 300,000 options for the year ended 2013 pursuant to the Plan. The options granted vest as follows: 150,000 vest on August 29, 2013 (grant date) and 150,000 vest on August 30, 2014. The value of the granted options for purposes of this table was derived using the Black-Sholes model. We may grant Mr. Raphael additional options to purchase shares of common stock from time to time at the discretion of our Board or the Compensation Committee thereof (see further details in “Employment Agreements” below).
(3)	In addition to his salary, Mr. Raphael is entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.
(4)	In accordance with his first amendment to the employment agreement with our company, Mr. Raphael was entitled to a monthly salary of NIS37,500.
(5)	Mr. Raphael, during the period he served as our vice president of research and development was granted 180,000 and 20,000 options which vest over a period of 6 and 5 quarterly installments. The value of the granted options for purposes of this table was derived using the Black-Sholes model.
(6)	In addition to his salary, Mr. Raphael was entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.
(7)	In accordance with his employment agreement with our company, Mr. Levin is entitled to a monthly salary of NIS34,000 for the first three months of his employment and a monthly salary of NIS37,000 thereafter (see further details in “Employment Agreements” below).
(8)	In addition to his salary, Mr. Levin is entitled to receive a leased automobile (commencing three months after November 26, 2013), and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.
(9)	In accordance with his employment agreement with our company (which was approved by our Board in March 2012), Dr. Fuerst was entitled to an annual salary of $192,000. In August 2012, upon the approval of the Compensation Committee of our Board, Dr. Fuerst’s annual salary was increased to $252,000, starting from August 2012. On January 28, 2014, we entered into an Agreement with Dr. Fuerst pursuant to which his employment with us was terminated and he agreed to serve as our Chairman of the Board (see further details in “Employment Agreements” below).
(10)	In accordance with his former employment agreement with our company, Dr. Fuerst was entitled to receive bonuses based on his achieving the following milestones: (a) $96,000 in the event we achieve data lock on at least one clinical study required for FDA and/or CE Mark regulatory approval, (b) $48,000 in the event we make a 510K regulatory submission with the FDA for regulatory clearance of a company product, (c) $48,000 in the event we obtain a European notified body CE Mark clearance for a company product, (d) $48,000 in the event we obtain a market clearance for a company product in a market not covered by FDA or CE with a population in excess of 100,000,000 and (e) $96,000 in the event we obtain FDA regulatory clearance for a company product. Dr. Fuerst is also entitled to receive additional bonuses for five years in connection with strategic transactions that Dr. Fuerst has helped to consummate. As of December 31, 2013, Dr. Fuerst was entitled to receive a bonus at the amount of $48,000 in light of the achieving of the second milestone described above. On January 28, 2014, we entered into an Agreement with Dr. Fuerst pursuant to which his employment with us was terminated and he agreed to serve as our Chairman of the Board (see further details in “Employment Agreements” below).

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(11)	In accordance with his former employment agreement with our company, Dr. Fuerst was entitled to receive fully-vested options to purchase shares of our common stock equal to three percent (3%) of our issued and outstanding capital stock on an as-converted fully diluted basis (but no less than 500,000 shares). Pursuant to Dr. Fuerst’s employment agreement and for accounting purposes, the exercise price of such options was set at $1.00 per share; provided, that the exercise price remained subject to modification if deemed appropriate by our Board. In June 2012, the Compensation Committee of our Board approved initial option grants under our Plan. As part of this approval, the Compensation Committee approved a reduction in the exercise price of the options Dr. Fuerst was entitled to receive from $1.00 to $0.52 and issued additional options at $0.52 per share. As such, Dr. Fuerst was granted an aggregate of 750,000 options with an exercise price of $0.52 per share. In September 2012, the Compensation Committee of our Board clarified that 330,000 of these options vested immediately, and 420,000 are subject to 2-year vesting in equal increments on annual basis. The value of the granted options for purposes of this table was derived using the Black-Sholes model. During the year ended December 31, 2013, the Compensation Committee of our Board approved additional grants of options under our Plan. As part of those grants Dr. Fuerst was granted with 200,000 options with a vesting schedule of one year and additional 200,000 options with a vesting schedule of 5 equal quarterly installments. The value of the granted options for purposes of this table was derived using the Black-Sholes model. We may grant Dr. Fuerst additional options to purchase shares of common stock from time to time at the discretion of our Board or the Compensation Committee thereof.
(12)	In addition to his salary, Dr. Fuerst was entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”. On January 28, 2014, we entered into an Agreement with Dr. Fuerst pursuant to which his employment with us was terminated and he agreed to serve as our Chairman of the Board (see further details in “Employment Agreements” below).
(13)	Mr. Ben Zeev served as our President and Chief Operating Officer until August 2013 and was entitled to receive a monthly salary of NIS44,000 (see further details in “Employment Agreements” below).
(14)	As part of the initial grants under our Plan approved by the Compensation Committee of our Board in June 2012, Mr. Ben Zeev was granted 400,000 options to purchase shares of common stock with an exercise price of $0.001 per share. 100,000 of these options vested immediately and 300,000 are subject to 2-year vesting in equal increments on a quarterly basis. During the year ended December 31, 2013, Mr. Ben Zeev was granted with 200,000 and 150,000 options out of which 40,000 and 60,000 options were canceled due to the early termination of his employment agreement on August 11, 2013. The value of the granted options for purposes of this table was derived using the Black-Sholes model.
(15)	In addition to his salary, Mr. Ben-Zeev was entitled to receive a leased automobile and mobile phone during his employment. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.
(16)	Mr. Hershkowitz served as our Chief Financial Officer March 2012 until November 2013. According to his amended employment agreement he was entitled to receive a monthly salary of NIS35,000. On November 24, 2013, we mutually agreed to terminate Mr. Hershkowitz’s status as an officer of the company, effective immediately (see further details in “Employment Agreements” below).

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(17)	As part of the initial grants under our Plan approved by the Compensation Committee of our Board in June 2012, Mr. Hershkowitz was granted 70,000 options to purchase shares of common stock with an exercise price of $0.47 per share. 10,000 of these options vested immediately and 60,000 are subject to 2-year vesting in equal increments on a quarterly basis. During the year ended December 31, 2013 Mr. Hershkowitz was granted with 110,000 and 50,000 options out of which 40,000 and 20,000 options were canceled due to the early termination of his employment agreement on November, 2013 (see further details in “Employment Agreements” below). The value of the granted options for purposes of this table was derived using the Black-Sholes model.
(18)	In addition to his salary, Mr. Hershkowitz was entitled to receive a leased automobile and mobile phone during his employment. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.

All compensation awarded to our executive officers were independently reviewed by our Compensation Committee.

Employment and Related Agreements

Except as set forth below, we currently have no written employment agreements with any of our officers, directors or key employees.  The following is a description of our current executive employment agreements:

Erez Raphael, Chief Executive Officer and President – On August 30, 2013, we entered into an amendment to a Personal Employment Agreement with Mr. Raphael in connection with his August 2013 appointment as our President and Chief Executive Officer. Pursuant to the terms of his Employment Agreement as amended, Raphael is entitled to a monthly salary of NIS44,000.

On March 15, 2013, the Compensation Committee of our Board approved a grant under our Plan to Erez Raphael of 180,000 options to purchase shares of our common stock for an exercise price of $1.35. 30,000 of these options vested immediately and the remaining are subject to 5 quarters vesting in equal increments commencing June 30, 2013.

In June 2013, the Compensation Committee of our Board approved a grant under our Plan to Erez Raphael of 20,000 options to purchase shares of our common stock for an exercise price of $3.00.  4,000 of these options vest on June 30, 2013 and the remaining are subject to 4 quarters vesting in equal increments commencing September 30, 2013.

On September 3, 2013, the Compensation Committee of our Board approved a one time grant under our Plan to Mr. Raphael of 300,000 options to purchase shares of our common stock at an exercise price of $2.67.  Fifty percent (50%) of such options vested immediately, and fifty percent (50%) shall vest on August 30, 2014.

In January 2014, the Compensation Committee of our Board of Directors approved a grant under our 2012 Equity Incentive Plan to Erez Raphael of 80,000 options to purchase shares of our common stock for an exercise price of $1.85.  Those options are subject to 8 quarters vesting in equal increments commencing April 7, 2014.

Mr. Raphael’s employment agreement may be terminated by us at will or upon the following events: death, disability, other events permissible under applicable Israeli severance law or for Cause (each defined under the Employment Agreement). In the event the Employment Agreement is terminated at will, Raphael shall be entitled to receive 6-month base salary and severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for Cause, Mr. Raphael will only be entitled to severance payment under applicable Israeli severance law.

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Mr. Raphael’s employment agreement also includes a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any of his company-related inventions to us. Under the terms of the agreement, Mr. Raphael is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life and disability insurance and car and mobile phone allowances.

Gadi Levin, Chief Financial Officer, Treasurer and Secretary – On November 26, 2013, we entered into a Personal Employment Agreement with Mr. Levin.  Pursuant to his employment agreement, Mr. Levin is entitled to a monthly salary of NIS34,000 for his first three months of employment and NIS37,000 per month thereafter. The employment agreement may be terminated at will or for Cause (as defined under his employment agreement). In the event the employment agreement is terminated at will, Mr. Levin shall be entitled to receive 30 days of severance plus any required severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by the company for Cause, Mr. Levin will only be entitled to severance payment under applicable Israeli severance law.

In January 2014, the Compensation Committee of our Board of Directors approved a grant under our 2012 Equity Incentive Plan to Gadi Levin of 120,000 options to purchase shares of our common stock for an exercise price of $1.85.  Those options are subject to 8 quarters vesting in equal increments commencing April 7, 2014.

 The employment agreement also includes a twelve (12) month non-competition and non-solicitation, certain confidentiality covenants and assignment of any of his company-related inventions to the company. Under the terms of the employment agreement, Mr. Levin is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life and disability insurance and car and mobile phone allowances.

Oren Fuerst, former Executive Chairman, current Chairman of the Board – We entered into an at-will employment agreement with Dr. Fuerst on March 15, 2012 effective on November 1, 2011.  Such agreement was amended in August 2012 to increase Dr. Fuerst’s annual base salary.  Under the terms of his amended agreement, Dr. Fuerst was entitled to receive an annual base salary of $252,000.  Dr. Fuerst was also entitled to receive bonuses based on his achieving the following milestones: (a) $96,000 in the event we achieve data lock on at least one clinical study required for FDA and/or CE Mark regulatory certification, (b) $48,000 in the event we make a 510K regulatory submission with the FDA for regulatory clearance of a company product, (c) $48,000 in the event we obtain a European notified body CE Mark clearance for a company product, (d) $48,000 in the event we obtain a market clearance for a company product in a market not covered by FDA or CE with a population in excess of 100,000,000 and (e) $96,000 in the event we obtain FDA regulatory clearance for a company product.  Moreover, Dr. Fuerst was entitled to receive the following additional bonuses for five years in connection with strategic transactions of our company that Dr. Fuerst has helped to consummate as follows: (i) 5% of the revenues of the company from such transaction in the event we complete a strategic transaction with an aggregate actual or potential value of over US$1 million and less than US$10 million and (ii) 7% of the revenues of the revenues of our company from such transaction in the event we complete a strategic transaction with an aggregate actual or potential value in excess of $10 million.

In accordance with his employment agreement, upon the completion of our private placement which had its final closing on March 30, 2012, Dr. Fuerst received fully-vested options to purchase shares of our common stock equal to three percent (3%) of our issued and outstanding capital stock on an as-converted fully diluted basis (but no less than 500,000 shares).  Since the trigger for the grant of such options occurred on March 30, 2012, we recognized for accounting purposes at March 31, 2012 the full compensation cost related to 547,392 options in total amount of $26,141.

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In June 2012, the Compensation Committee of our Board approved a grant under our Plan to Dr. Fuerst of 750,000 options to purchase shares of our common stock (which include the 547,392 options referred to above plus 202,608 additional options).  In connection with such grant, the Compensation Committee reviewed a current valuation of our company and accordingly reduced the exercise price of the options Dr. Fuerst was entitled to receive under his employment agreement from $1.00 to $0.52 per share and granted the additional 202,608 with an exercise price of $0.52. In September, 2012 the Compensation Committee of our Board clarified that 330,000 of these options vested immediately, and 420,000 are subject to 2-year vesting in equal increments on annual basis.

On March 15, 2013, the Compensation Committee of our Board approved a grant under our Plan to Dr. Fuerst of 200,000 options to purchase shares of our common stock for an exercise price of $1.65.  100,000 of these options vested immediately and the remaining are subject to one year vesting.

In June 2013, the Compensation Committee of our Board approved a grant under our Plan to Dr. Fuerst of 200,000 options to purchase shares of our common stock for an exercise price of $3.00, 40,000 of these options vest on June 30, 2013 and the remaining are subject to 4 quarters vesting in equal increments commencing September 30, 2013.

Dr. Fuerst’s employment agreement included a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any his invention.  Under the terms of the agreement, Dr. Fuerst was entitled to certain expense reimbursements and other standard vacation and sick leave.

On January 28, 2014 we entered into an Agreement with Dr. Fuerst.  Pursuant to this agreement, we and Dr. Fuerst mutually agreed to terminate Dr. Fuerst’s employment agreement with us, including his role as Executive Chairman of the company.  In addition, pursuant to the agreement, Dr. Fuerst agreed to serve in the role of Chairman of the Board of our company.  In his role as Chairman of the Board, Dr. Fuerst will perform the roles customarily associated with Chairman but shall not be responsible for any day-to-day operations of our company. The agreement provides that we will pay Dr. Fuerst a cash director’s fee of $100,000 per annum, plus a $250,000 bonus upon the achievement by the company of the following milestones: (i) the company shall have initiated and achieved commercial sales, regardless of sales volumes, and (ii) the company shall have received or earned cash in the aggregate gross amount of US$20 million through any combination of equity or debt financing or sales revenue during the period from and after December 31, 2013.  Additionally, Dr. Fuerst’s previously granted options will continue to vest in accordance with applicable stock option agreements between the company and Dr. Fuerst.  Finally, pursuant to the agreement, Dr. Fuerst agreed to certain restrictions on his ability to transfer company securities owned directly or indirectly by him.

Shilo Ben Zeev, Former President and Chief Operating Officer - We entered into an at-will Personal Employment Agreement with Mr. Ben Zeev on March 15, 2012 and effective on November 1, 2011.  Under the terms of his agreement (which was amended in August 2012), Mr. Ben Zeev received a monthly base salary of NIS44,000.

In June 2012, the Compensation Committee of our Board of Directors approved a grant under our 2012 Equity Incentive Plan to Mr. Ben Zeev of 400,000 options to purchase shares of our common stock for an exercise price of $0.001 per share. 100,000 of these options vested immediately and the remaining were subject to 8 quarters vesting in equal increments commencing September 30, 2012. Due to the Separation Agreement described below, 75,000 options granted on June 2012 were canceled as of December 31, 2013. During February, 2014 Mr. Ben Zeev exercised 325,000 options granted to him in June 2012 for a total amount of $325.

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On March 15, 2013, the Compensation Committee of our Board approved a grant under our Plan to Mr. Ben Zeev of 200,000 options to purchase shares of our common stock for an exercise price of $1.35.  100,000 of these options vested on March 31, 2013 and the remaining were subject to 5 quarters vesting in equal increments commencing June 30, 2013. Due to the Separation Agreement described below, 40,000 options granted on March 15, 2013 were canceled as of December 31, 2013.

In June 2013, the Compensation Committee of our Board approved a grant under our Plan to Mr. Ben Zeev of 150,000 options to purchase shares of our common stock for an exercise price of $3.00.  30,000 of these options vest on June 30, 2013 and the remaining were subject to 4 quarters vesting in equal increments commencing September 30, 2013. Due to the Separation Agreement described below, 60,000 options granted on June, 2013 were canceled as of December 31, 2013.

Mr. Ben Zeev’s employment agreement includes a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any his invention.  Under the terms of the agreement, Mr. Ben Zeev was entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave and life and disability insurance.

In connection with his departure from our company in August 2013, we entered into a Separation Agreement with Mr. Ben Zeev which was approved by the Compensation Committee of our Board effective from August 11, 2013.  Pursuant to the Separation Agreement, the employment agreement with Mr. Ben Zeev shall be voluntarily terminated effective as of February 11, 2014 (the “Effective Date”).  In consideration of Mr. Ben Zeev’s non-competition undertakings and obligations, as detailed in his employment agreement, we paid Mr. Ben Zeev a one time payment of NIS200,000 which was fully paid as of September 30, 2013.  Additionally, we are required to pay Mr. Ben Zev a bonus in the amount of NIS150,000 following the Effective Date of his departure subject to the achievement by our company of each of the following milestones: (a) we receive CE Mark certification for our Dario™ blood glucose monitoring device and (b) we have initiated and achieved initial commercial sales of Dario, regardless of sales volumes and (c) we shall have received or earned cash in the aggregate gross amount if $20 million through any combination of equity or debt financing or sales revenues during the period from and after September 1, 2013.  In addition, the Separation Agreement provides that the exercise period for vested options held by Mr. Ben Zeev holds as of the Effective Date of his departure shall have an exercise period of 12 months from such Effective Date.

Mordechi (Motty) Hershkowitz, former Chief Financial Officer, Treasurer and Secretary – We entered into an at-will Personal Employment Agreement with Mr. Hershkowitz on March 15, 2012. Under the terms of his agreement (which was amended in August 2012 and in April 2013), Mr. Hershkowitz was entitled to receive a base monthly salary of NIS35,000.

In June 2012, the Compensation Committee of our Board approved a grant under our Plan to Mr. Hershkowitz of 70,000 options to purchase shares of our common stock for an exercise price of $0.47. 10,000 of these options vested immediately and the remaining are subject to 8 quarters vesting in equal increments commencing September 30, 2012. Due to the termination of Mr. Hershkowitz employment agreement as described below, 15,000 options granted on June, 2012 were canceled as of December 31, 2013.

On March 15, 2013, the Compensation Committee of our Board approved a grant under our Plan to Mr. Hershkowitz of 110,000 options to purchase shares of our common stock for an exercise price of $1.50.  10,000 of these options vested on March 31, 2013 and the remaining are subject to 5 quarters vesting in equal increments commencing June 30, 2013. Due to the termination of Mr. Hershkowitz employment agreement as described below, 40,000 options granted on March 15, 2013 were canceled as of December 31, 2013.

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In June 2013, the Compensation Committee of our Board approved a grant under our Plan to Mr. Hershkowitz of 50,000 options to purchase shares of our common stock for an exercise price of $3.10. 10,000 of these options vest on June 30, 2013 and the remaining are subject to 4 quarters vesting in equal increments commencing September 30, 2013. Due to the termination of Mr. Hershkowitz employment agreement as described below, 20,000 options granted on June, 2013 were canceled as of December 31, 2013.

Mr. Hershkowitz’s employment agreement also includes a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any his invention.  Under the terms of this agreement, Mr. Hershkowitz was entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave and life and disability insurance.

On November 24, 2013, we mutually agreed to terminate Mr. Hershkowitz’s status as an officer of the company, effective immediately, so that Mr. Hershkowitz would be able to pursue other interests. Mr. Hershkowitz will remain employed by us for a 3 month transition period under the terms his employment agreement with the company.

Outstanding Equity Awards at Fiscal Year-End Option Awards

			Equity
			incentive
			plan awards:
	Number of	Number of	Number of
	securities	securities	securities
	underlying	underlying	underlying	Option
	unexercised	unexercised	unexercised	exercise
	options (#)	options (#)	unearned	price
Name	exercisable	unexercisable	options (#)	$
Erez Raphael (President and Chief Executive Officer)	120,000	60,000	-	$1.35
	12,000	8,000	-	3.00
	150,000	150,000		2.67

Gadi Levin (Chief Financial Officer, Treasurer and Secretary)	-	-	-	-
Oren Fuerst (former Executive Chairman)	540,000	210,000	-	$0.52
	100,000	100,000	-	1.65
	120,000	80,000	-	3.00

Shilo Ben Zeev (former President and Chief Operating Officer)	325,000	-	-	$0.00
	160,000	-	-	1.35
	90,000	-	-	3.00

Mordechi (Motty) Hershkowitz (former Chief Financial Officer, Treasurer and Secretary)	55,000	-	-	$0.47
	70,000	-	-	1.50
	30,000	-	-	3.00

Total Option Shares	1,772,000	608,000	-

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Non-Employee Director Remuneration Policy

In March 2013, our Board adopted the following non-employee director remuneration policy:

Cash Awards

Beginning with our fiscal year ended December 31, 2013 and for each fiscal year thereafter, each of our non-employee directors (currently Mr. McGrath, Dr. Weintraub, Mr. Hoenlein and Prof. Kaplan) are entitled to receive the following cash payments: (i) $25,000 per year, to be paid quarterly in arrears and (ii) $16,000 for Board committee service, to be paid quarterly in arrears; provided, however, that for our fiscal year ended December 31, 2013, such quarterly payments and committee meeting fees shall accrue and shall be payable upon the approval of Mr. Erez Raphael at such time when our company is adequately capitalized in his reasonable discretion.

Option Awards

Beginning with our fiscal year ended December 31, 2013 and for each fiscal year thereafter, each of our non-employee directors will receive 25,000 options to purchase shares of common stock (which we refer to as the Annual Director Options).  The Annual Director Options will be confirmed (together with the exercise price for such options) at the first meeting of our Board for each fiscal year and shall vest quarterly in arrears. The exercise price per share for the 2013 Annual Director Options (approved in March 2013) was $1.50 per share. Annual Director Options shall have ten (10) year terms and, unless otherwise approved by Compensation Committee of our Board, shall not be issued under our Plan or any successor to such plan.

In March 2013, each of our non-employee directors as of such date was given a one-time grant of 150,000 fully vested, 10-year options to purchase shares of common stock, which options have an exercise price of $1.50 per share.  In addition, as part of the initial grants of options under our Plan approved by the Compensation Committee of our Board in June 2012, two of our three independent directors at the time of such grant (Malcolm Hoenlein and Prof. Nahum Melumad) were each granted 200,000 options with an exercise price of $0.47 per share.  In each case, 100,000 of such options vested immediately and the remaining 100,000 options are subject to 2-year vesting in equal increments on quarterly basis.

On May 7, 2014 our Board approved the 2014 grant of the Annual Directors options with 25,000 options granted to our non-employee directors. These options have an exercise price of $1.39 and shall vest in quarterly arrears. They also have a cashless exercise feature and a ten (10) year term. On the same date, the Board also approved a one-time grant of fully-vested 150,000 options to two of our newest non-employee directors. These options have an exercise price of $1.39 and shall vest in quarterly arrears. They also have a cashless exercise feature and a ten (10) year term.

Both the Annual Directors options as well as the one-time options granted were not issued under our Plan or any successor to such plan.

 All Annual Director Options or other equity incentives issued under our non-employee director remuneration policy shall be deemed to have been issued under an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act.

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Compensation Committee Review

For each fiscal year following 2013, the Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year.  In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board shall be entitled to a pro rated portion (based on months to be served in the fiscal year in which they join) of cash and stock option or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the board.

Summary Director Compensation Table

The following table summarizes the annual compensation paid to our non-employee directors for the fiscal years ended December 31, 2013 and 2012:

		Fees Paid or
Name and		Earned in		Option	Non-equity	Non-qualified	All Other
Principal		Cash	Stock	Awards	incentive plan	incentive plan	Compensation
Position	Year	($)	Awards	($)	compensation	compensation	($)	Total ($)
Malcolm Hoenlein	2013	$41,000	—	$229,500	—	—	—	$270,500
	2012	—	—	$104,000	—	—	—	$104,000

Prof. Nahum Melumad *	2013	$41,000	—	$229,500	—	—	—	$270,500
	2012	—	—	$104,000	—	—	—	$104,000

Dr. David Weintraub	2013	$41,000	—	$229,500	—	—	—	$270,500
	2012	—	—	—	—	—	—	—

Adam K. Stern **	2013	$25,000	—	$229,500	—	—	—	$254,500
	2012	—	—	—	—	—	—	—

Prof. Itamar Raz ***	2013	$17,083	—	$16,165	—	—	—	$33,248
	2012	—	—	—	—	—	—	—

Dennis McGrath	2013	$5,504	—	—	—	—	—	$5,504
	2012	—	—	—	—	—	—	—

*	On January 15, 2014, Prof. Melumad passed away.
**	On May 1, 2014, Mr. Stern resigned as a director of the Company. Mr. Stern’s resignation was for personal reasons and not the result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices. On May 2, 2014, Prof. Steven A. Kaplan, M.D. was appointed to fill the vacancy left by Mr. Stern’s resignation.
***	Prof. Raz served as a director of our company from June to November 2013 and presently serves as the head of our Scientific Advisory Board.

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PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2014

On February 25, 2014, the Audit Committee of the Board appointed the firm of Kost Forer Gabbay & Kasierer to serve as our independent auditors for our fiscal year ended December 31, 2014. Stockholders will be asked to ratify the Auditor to serve as our independent auditors. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2013. The Auditor has been our auditor since June 22, 2012. A representative of the Auditor is not expected to be present at the Meeting.

Audit Fees. The aggregate fees billed by the Auditor for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2013 and 2012 and review of the financial information included in our Forms 10-Q for the respective periods amounted to $90,000 and $70,000, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. None.

Tax Fees. The aggregate fees billed by the Auditor for professional services rendered for tax compliance, for the years ended December 31, 2013 and 2012 were $22,537 and $5,000, respectively.

All Other Fees. The aggregate fees billed by the Auditor for all other fees, including Auditors review and consent on S-1 forms filed with the SEC as well as other relevant services, for the year ended December 31, 2013 and 2012 were $15,500 and $0, respectively.

Our Audit Committee has determined that the services provided by the Auditor are compatible with maintaining the independence of the Auditor as our independent registered public accounting firm.

The Audit Committee of our Board has established pre-approval policies and procedures pursuant to which the Audit Committee approved the foregoing audit, tax and non-audit services provided by the Auditor in 2013. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services based on information provided by our management.

Required Vote

Ratification of the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at this Meeting and entitled to vote in the election.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE Ratification of the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

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PROPOSAL 3
ia proposal

Description of Proposal

On May 7, 2014, the Board unanimously acted by written consent to approve an amendment to the Company’s certificate of incorporation, subject to stockholder approval, to increase the number of shares of Common Stock authorized by 25,000,000 from 45,000,000 to 80,000,000. The Board directed the IA Amendment to be submitted to a vote of the Company’s stockholders at the Meeting.

The Company’s Certificate of Incorporation currently authorizes the issuance of up to 45,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The IA Amendment will not increase or otherwise affect the Company’s authorized preferred stock.

On the Record Date, the Company had an aggregate 22,966,389 shares of Common Stock issued and outstanding and no shares of preferred stock issued or outstanding. Also on the Record Date, the Company had 5,000,000 shares reserved for issuance upon exercise of outstanding options under the Plan, 9,349,284 shares reserved for issuance upon exercise of outstanding warrants and 3,006,395 shares and 3,236,045 shares of Common Stock underlying warrants reserved for issuance in connection with certain contractual reset rights held by the investors in our private placement which closed on February 18, 2014 (the “February 2014 Private Placement”).

Reasons for the IA Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future potential business needs.

Additionally, the Company is required to increase the number of authorized shares of Common Stock in order to meet certain obligations of the Company relating to the potential issuance of reset shares in the February 2014 Private Placement. Pursuant to the terms of the February 2014 Private Placement, we may potentially be required to issue additional shares of common stock (the “Adjustment Shares”) at a specified time to the investors in the February 2014 Private Placement in the event that the price per share of common stock in the February 2014 Private Placement is greater than the price per share of the common stock, calculated as 90% of the average of the ten (10) lowest weighted average prices of the common stock during the twenty (20) trading day period starting immediately following the earlier of the date on which the shares, shares of common stock underlying warrants and Adjustment Shares have been registered for resale with the SEC or are able to be sold without restriction under Rule 144 under the Securities Act; provided, that, subject to the terms and conditions of the February 2014 Private Placement, we may be required to issue further additional shares of common stock at one or more additional specified times if the shares of common stock are not freely tradable for certain specified minimum periods. Additionally, the warrants issued in the financing are subject to adjustment based upon the issuance of any Adjustment Shares. While these additional shares of Common Stock may not be issued, we are contractually obligated to ensure that we have a sufficient number of shares of Common Stock to cover the reset shares.

The additional shares of Common Stock will be available for issuance by the Board for various corporate purposes, including but not limited to raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products.

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Having this additional authorized Common Stock available for future use will allow the Company to issue additional shares of Common Stock without the expense and delay of arranging a special meeting of stockholders. If the IA Amendment is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval, except as may be required by law or the rules of the Company’s then-current listing market or exchange.

The additional shares of Common Stock to be authorized by adoption of the IA Amendment to would have rights identical to the current issued and outstanding shares of Common Stock of the Company. Adoption of the IA Amendment would not affect the rights of existing holders of Common Stock and would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Like existing holders, holders of shares of Common Stock issued following adoption of the proposed amendment would not be entitled to pre-emptive rights with respect to any future issuances of Common Stock or preferred stock. Any issuance of shares other than in connection with a stock split or combination would reduce the proportionate ownership interest in the Company that each holder had immediately prior to the issuance and, depending on the price at which such shares are issued, could have a negative effect on the market price of the Common Stock.

Anti-Takeover Considerations

The Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover and/or favor the current Board. In addition, the Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with the designations, rights and preferences as may be determined from time to time by the Board. Accordingly, the Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock could discourage, delay or prevent a change in control of the Company and also may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though the transaction might be economically beneficial to the Company and its stockholders. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

Effecting the IA Amendment

If the IA Amendment is approved by the stockholders, shortly after the Meeting we will file an amendment to the Certificate of Incorporation with the Secretary of State of Delaware, such amendment to become effective upon filing. The amendment proposed by the Company to Article FOURTH of the Certificate of Incorporation is attached to this Proxy Statement as Annex A. Neither Delaware law, nor the Certificate of Incorporation, nor the Company’s Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

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Required Vote

Approval of the IA Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the IA Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE IA PROPOSAL.

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PROPOSAL 4
Reverse stock split proposal

General

On May 7, 2014, our Board acted by unanimous written consent to adopt the RS Amendment to Article FOURTH of our Certificate of Incorporation effecting a Reverse Split of our Common Stock at a ratio of between one-for-two and one-for-five with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this RS Amendment.

Effecting the Reverse Split requires that Article FOURTH of our Certificate of Incorporation be amended to include a reference to the Reverse Split. The additional text added to Article FOURTH is attached as Annex B to this Proxy Statement. If approved, the RS Amendment will be effective upon the filing of the Certificate of Incorporation in the form attached as Annex B with the Secretary of State of Delaware with such filing to occur, if at all, at the sole discretion of the Board.

If the Board determines to effect the Reverse Split, the intent is to increase the stock price of our Common Stock, which is currently trading on the OTCQB, to a level sufficiently above the minimum bid price requirement that is required for initial listing on both The Nasdaq Capital Market and the NYSE MKT LLC (the Nasdaq Capital Market and the NYSE MKT LLC collectively referred to as the “Exchanges”) such that the Board, at its sole discretion, may apply for initial listing on either of the Exchanges. Upon determination by the Board that it will pursue initial listing on either Exchange and the stock price of our Common Stock is trading below such minimum bid price requirement, the Board will file the RA Amendment with the Secretary of State of Delaware.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 22,966,389 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a one-for- two Reverse Split	Assuming a one-for- five Reverse Split
Aggregate Number of Shares of Common Stock	22,966,389	11,483,195	4,593,278

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of Common Stock (45,000,000 shares, or, in the event that the IA Proposal is approved and the IA Amendment is filed 80,000,000 shares). The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares that result from the Reverse Split for any purposes. In order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 45,000,000 shares (or in the event that the IA Proposal is approved and the IA Amendment is filed 80,000,000 shares).

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The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board of Director’s primary objective in proposing the Reverse Split is to enable the Board, if necessary or if the Board otherwise desires, to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB, to allow for a listing of our Common Stock on one of the Exchanges. Upon receiving stockholder approval, the Board may, at its own discretion, file the RS Amendment with the Secretary of State of Delaware. Thereafter, the Board may, at its sole discretion, begin the initial listing application process on either Exchange.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the initial listing requirements of each of the Exchanges and our Common Stock could be initially listed on one of the Exchanges. Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors may view an investment in our Common Stock more favorably if our Common Stock is quoted on one of the Exchanges.

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Split or if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be initially listed on one of the Exchanges, or once initially listed, that we will be able to maintain such listing.

Requirements for Listing on Exchanges

In order to initially list our Common Stock on either of the Exchanges, among other requirements which have or will all be satisfied, our Common Stock must maintain a minimum bid price of at least $3.00 (or at least $2.00 if certain listing standards are met). Our Board has considered the potential advantages to us if our Common Stock is listed on one of the Exchanges and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our stockholders to effect the Reverse Split to help attain a $3.00 (or $2.00 if certain listing standards are met) bid price and ensure compliance with the listing requirements of the Exchanges.

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Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of five. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, each of the Exchanges requires that we have a certain number of round lot stockholders to be initially listed (the Nasdaq Marketplace Rules require that we have 300 round lot stockholders and the NYSE MKT LLC requires that we have 400 round lot stockholders). Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the RS Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the RS Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $3.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Secretary of State of Delaware (the “Effective Time”).

Upon the filing of the RS Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 100 shares of our Common Stock, you would hold 50 shares of our Common Stock following the Reverse Split if the ratio is one-for-two or you would hold 20 shares of our Common Stock if the ratio is one-for-five.

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Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	Assuming a one-for - two Reverse Split	Assuming a one-for- five Reverse Split
Warrants	9,349,284	4,674,642	1,869,857
Plan Options	4,193,500	2,096,750	838,700
Non-Plan Options	1,518,250	759,125	303,650

Effect on Registration and Stock Trading

Our Common Stock is currently registered under the Securities Act and we are not subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock.

If the proposed Reverse Split is implemented and our application for initial listing is otherwise accepted on either of the Exchanges, we will request that our Common Stock be initially listed under the symbol “DRIO,” however we cannot guarantee that the Exchanges will permit our use of “DRIO.” If “DRIO” is not available to us, we will announce our new symbol as soon as practicable.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 185 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

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On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 45,000,000 (or at 80,000,000 assuming that the IA Amendment is approved). Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. If our Common Stock are initially listed on one of the Exchanges, stockholder approval must be obtained, under applicable Nasdaq and NYSE MKT rules, prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our Audit Committee authorized the filing of a prior written application with Nasdaq or the NYSEMKT to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and Nasdaq or the NYSE MKT granted us such an exemption.

The Reverse Split will have no effect on our authorized preferred stock because there are no shares of preferred stock currently outstanding.

In accordance with our Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

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Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 45,000,000 (or at 80,000,000 assuming that the IA Amendment is approved) after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

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If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed RS Amendment is set forth in Annex B to this Proxy Statement. If and when effected by our Board, the RS Amendment will become effective upon its filing with the Secretary of State of Delaware.

Required Vote

Approval of the RS Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the RS Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RS PROPOSAL.

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PROPOSAL 5
INCENTIVE PLAN PROPOSAL

Description of Proposal

On May 7, 2014, the Board (with the recommendation of the Compensation Committee) unanimously approved an amendment (the “Plan Amendment”) to the Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 2012 Plan by 2,500,000 shares from 5,000,00 to 7,500,000;

The full text of the proposed Plan Amendment is set out in Annex C to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the 2012 Plan. Stockholders are being asked to approve the Plan Amendment.

General

The Plan provides for grants of stock options to employees, directors and consultants of the Company (and affiliates of the Company). The maximum number of shares of common stock currently reserved for the grant of awards under the Plan is 5,000,000, subject to adjustment as provided by the Plan. The Plan is administered by the Compensation Committee of our Board or by the full Board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. As of the Record Date, 466,500 shares were available for future grants under the Plan. If the proposal for the Plan Amendment is approved, then the maximum number of shares of common stock reserved for grant of awards under the Plan will be 7,500,000, of which 2,966,500 will be available for future grants.

Reasons for the Plan Amendment

The purpose of our Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. Our Board believes that the number of shares of Common Stock subject to the Plan remaining available is insufficient to achieve the purpose of the Plan. Therefore, our Board believes the Plan Amendment is necessary to allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the Plan. This will provide the Company with the ability to grant more awards than are currently available under the Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the Plan consisting of full value awards and options to purchase shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock which may be issued as awards under the Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights.

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Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2013

	Number of securities
	to be issued upon	Weighted-average
	exercise of	exercise price of	Number of securities
	outstanding options,	outstanding options,	remaining available
Plan category	warrants and rights	warrants and rights	for future issuance

Equity compensation plans approved by security holders	4,015,500	$1.36	969,500
Equity compensation plans not approved by security holders *	713,250	$1.51	—
Total	4,728,750		969,500

*	In March 2013, our Board adopted a non-employee director’s remuneration policy.

Vote Required and Recommendation

The approval of the Plan Amendment will be made upon the affirmative vote of the majority of shares cast on the Incentive Plan Proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the Incentive Plan Proposal is not approved by the stockholders, the Plan Amendment will not be effective and the proposal will not be implemented.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

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OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Board.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 22,966,389 shares of Common Stock outstanding. As of the Record Date, no shares of preferred stock were issued or outstanding. Stockholders are entitled to one vote for each share of Common Stock owned. The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required for approval of the proposals. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

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Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth information regarding the beneficial ownership of our common stock as of May 1, 2014, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of commons stock; each of our named executive officers and directors; and all of our executive officers and directors as a group.

	Shares of	Percent of
	Common	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Stock Owned	Owned(1)
Officers and Directors
Oren Fuerst(2)	1,978,750	8.22%
Erez Raphael(3)	326,000	1.40%
Gadi Levin(4)	15,000	*
David Weintraub(5)	2,881,250	12.45%
Adam K. Stern(6)	1,110,462	4.75%
Malcolm Hoenlein(7)	368,750	1.58%
Dennis M. McGrath (8)	156,250	*
Prof. Steven A. Kaplan(9)	156,250	*
All Executive Officers and Directors as a group (8 persons)	6,992,712	28.40%
5% Stockholders
Laurence G. Allen(10)	1,730,076	7.30%
Meir Plevinski	1,275,000	5.55%

*	Less than 1%.

(1)	Percentage ownership is based on 22,966,389 shares of our common stock outstanding as of the date of this prospectus and, for each person or entity listed above, warrants or options to purchase shares of our common stock which exercisable within 60 days of the date of this prospectus.

(2)

Dr. Fuerst is the Chairman of our Board of Directors.  Includes: (i) 862,500 shares of common stock held by Strategic Models, LLC, a Delaware limited liability company owned and controlled by Dr. Fuerst and (ii) 1,116,250 vested options to purchase common stock held by Dr. Fuerst.  Excludes 58,750 options which are not vested.

(3)	Erez Raphael is our President and Chief Executive Officer. Includes 326,000 vested options to purchase common stock held by Mr. Raphael. Excludes 254,000 options which are not vested.

(4)	Gadi Levin is our Chief Financial Officer, Treasurer and Secretary. Includes 15,000 vested options to purchase common stock held by Mr. Levin. Excludes 105,000 options which are not vested.

(5)	David Weintraub is a director of our company. Includes 2,700,000 shares of common stock and 181,250 vested options to purchase common stock held by Dr. Weintraub. Excludes 18,750 options which are not vested.

(6)	Adam K. Stern resigned as a director of our company on May 1, 2014. Mr. Stern’s ownership as of May 1, 2014 includes 935,462 shares of common stock and warrants to purchase shares of common stock owned individually by Mr. Stern and through two entities (Piper Venture Partners, LLC and Pavilion Capital Partners, LLC) owned and/or controlled by Mr. Stern. Also includes 175,000 vested options to purchase common stock held by Mr. Stern.

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(7)	Malcolm Hoenlein is a director of our company. Includes 368,750 vested options to purchase common stock held by Mr. Hoenlein. Excludes 31,250 options which are not vested.

(8)	Dennis M. McGrath is a director of our company. Includes 156,250 vested options to purchase common stock held by Mr. McGrath. Excludes 18,750 options which are not vested.

(9)	Steven A. Kaplan is a director of our company. Includes 156,250 vested options to purchase common stock held by Mr. Kaplan. Excludes 18,750 options which are not vested.

(10)	Laurence G. Allen is the natural person with voting and dispositive power over the shares held by ACP X, LP, ACP Investment Group, LLC, ACP Partners, LP, NYPPEX LLC and NYPPEX Holdings, LLC. This includes 1,435,146 shares of common stock and underlying warrant shares held by ACP X, LP, 90,000 shares of underlying warrant shares held by ACP Partners, LP and 30,000 shares of underlying warrant shares held by NYPPEX LLC. Also includes 174,930 shares of common stock and shares of common stock underlying warrant shares held by Laurence G. Allen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Companies Affiliated with Dr. Oren Fuerst

Dr. Oren Fuerst, a principal shareholder of our company and the Chairman of our Board, is also the founder of several other companies such as Medivizor Software Ltd (“Medivizor”), Strategic Models LLC (“Strategic”) and Med-Tech management Services Ltd. (“Med-Tech”). During the year ended December 31, 2013, Med-Tech provided us on an as-needed basis with administrative services; we reimbursed Med-Tech for its costs in providing these services. The aggregate amount of these expenses was approximately $24,000 which was included in general and administrative expenses. During the year ended December 31, 2013, Medivizor sub-leased a portion of our Israeli based facilities as well as received accounting services from us. Medivizor reimbursed us for its costs for the abovementioned services and sub-lease. The aggregate amount of income resolved for us from those transactions was approximately $60,000 which was deducted from general and administrative expenses. During the year ended December 31, 2013, we provided Strategic with research and development services. Strategic reimbursed us for its costs for the abovementioned services. The aggregate amount of income resolved for us from those transactions was approximately $ 53,000 which was deducted from general and administrative expenses.

Statement of Policy

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

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Deadline for Submission of Stockholder Proposals for 2014 Annual Meeting of Stockholders

Since our Common Stock is not registered under Section 12 of the Exchange Act, the Company is not subject to the Proxy Rules. In any event, stockholders may present proposals intended for inclusion in our proxy statement for our 2015 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s Bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2015 Proxy Statement.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Gadi Levin. Mr. Levin will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Such Report includes the Company’s audited financial statements for the 2013 fiscal year and certain other financial information, which is incorporated by reference herein.

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Gadi Levin, Chief Financial Officer of the Company, at 9 Halamish St., Caesarea POB 3052, Israel.

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ANNEX A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF LABSTYLE INNOVATIONS CORP.

The undersigned, for the purposes of amending the Certificate of Incorporation of LabStyle Innovations Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted in accordance with Section 141(f) of the DCGL, by unanimous written consent of the Board on May 7, 2014, a resolution proposing and declaring advisable the following amendment to restate Article FOURTH, Section 1 of the Certificate of Incorporation of said Corporation:

“ARTICLE FOURTH

1. Classes of Stock. The Corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is eighty million (80,000,000), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.0001 per share; the total number of shares which the Corporation is authorized to issue is eighty five million (85,000,000).”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment by written consent pursuant to Section 242 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this day of , 2014.

LABSTYLE INNOVATIONS CORP.

By:
Name:
Title:

ANNEX B

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF LABSTYLE INNOVATIONS CORP.

The undersigned, for the purposes of amending the Certificate of Incorporation of LabStyle Innovations Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted in accordance with Section 141(f) of the DCGL, by unanimous written consent of the Board on May 7, 2014, a resolution proposing and declaring advisable the following amendment to be added following the last sentence of Article FOURTH, Section 2 of the Certificate of Incorporation of said Corporation:

“Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Split Effective Time”) each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each [      ] shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders' old stock certificate. No stockholders will receive cash in lieu of fractional shares.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment by written consent pursuant to Section 242 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this day of , 2014.

LABSTYLE INNOVATIONS CORP.

By:
Name:
Title:

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ANNEX C

LabStyle Innovations Corp.

Amendment No. 2 to the 2012 Equity Incentive Plan

Adopted on _____________

Pursuant to Section 12 of the 2012 Equity Inventive Plan (the “Plan”) of LabStyle Innovations Corp. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, ratified by the majority of the stockholders of the Company, approving this Amendment No. 1 to the Plan to increase the total number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

“(a) Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Option Awards shall not exceed in the aggregate of 7,500,000 shares of Common Stock. During the terms of the Option Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

A majority in voting interest of stockholders of the Company duly approved this Amendment No. 2 to the Plan at the Company’s annual meeting held on _____________, 2014.

IN WITNESS WHEREOF, this Amendment No. 1 is made effective this __ day of ___________.

LABSTYLE INNOVATIONS CORP.

By:
Name:
Title:

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS Oren Fuerst, PhD., EREZ RAPHAEL, Dr. David Weintraub, Malcolm Hoenlein, Dennis M. McGrath AND PROF. STEVEN A. KAPLAN, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF LABSYLE, INC. HELD OF RECORD BY THE UNDERSIGNED ON MAY 7, 2014, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 10, 2014, OR ANY ADJOURNMENT THEREOF.

1.          Election of Oren Fuerst, PhD., Erez Raphael, Dr. David Weintraub, Malcolm Hoenlein, Dennis M. McGrath and Prof. Steven A. Kaplan, to hold office until the 2015 Annual Meeting of Stockholders or their successors are elected and qualified or until their earlier resignation or removal.

☐	FOR THE NOMINEES
☐	WITHHOLD AUTHORITY FOR THE NOMINEES
☐	FOR ALL EXCEPT (see instructions)

☐	Oren Fuerst, PhD
☐	Erez Raphael
☐	Prof. Steven A. Kaplan
☐	Dr. David Weintraub
☐	Dennis M. McGrath
☐	Malcolm Hoenlein

Instructions: to withhold authority for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold for.

2.           To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Kost Forer Gabbay & Kasierer as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.           To approve an amendment to Article FOURTH of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 45,000,000 shares to 80,000,000 shares:

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.           To approve an amendment to Article FOURTH of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of between one-for-two and one-for-five with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion:

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.          To approve an amendment to the 2012 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the Plan from 5,000,000 shares to 7,500,000 shares:

☐ FOR	☐ AGAINST	☐ ABSTAIN

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6. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET— if a registered holder by visiting www.vstocktransfer.com/proxy; if a beneficial holder by visiting www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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